==============================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 28, 1999
                                                         ------------------

                               Chevron Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                      1-368-2                   94-0890210
  --------------------------    ----------------------     -------------------
 (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer No.)
      of incorporation )

        575 Market Street, San Francisco, CA                   94105
       --------------------------------------                 --------
      (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (415) 894-7700
                                                           --------------

                                      NONE
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

On September 27, 1999, Chevron Corporation issued a press release announcing the acquisition of 100 percent of Petrolera Argentina San Jorge, an oil and gas exploration and production company in Argentina.


The text of the press release was as follows:

Quote
FOR IMMEDIATE RELEASE

                 CHEVRON ACQUIRES PETROLERA ARGENTINA SAN JORGE

SAN FRANCISCO, Sept. 27 -- Chevron Corp. announced it has acquired 100 percent of Petrolera Argentina San Jorge, a major oil and gas exploration and producing company in Argentina. San Jorge's recent production increases have moved the company toward being one of the top producers in Argentina with gross operated daily production of approximately 78,000 barrels of oil and 40 million cubic feet of gas, accounting for 8 percent of the oil production in Argentina. Financial details of the acquisition were not disclosed.

San Jorge's new oil and gas discoveries in Argentina in 1999, and improved performance in key producing areas have increased proved reserves to more than 180 million barrels oil equivalent with potential reserves of over 400 million barrels oil equivalent. San Jorge owns a 14 percent equity interest in Oldeval, the major export pipeline to the Atlantic coast. Additional export access is through the Transandino pipeline to the Pacific coast, making San Jorge Argentina's second largest petroleum exporter.

The company has a strong acreage position in Argentina's prolific Neuquen Basin and controls significant acreage in the Austral Basin in southern Argentina. In addition, it has 5 million acres of exploration acreage in key petroleum basins in Colombia, Ecuador, Peru, Bolivia and Chile.

"Chevron is pleased to be entering Argentina's upstream energy sector and is committed to expanding our presence in Argentina" said Dick Matzke, president of Chevron Overseas Petroleum Inc. and a director of Chevron Corp. "San Jorge's strong position in Argentina, coupled with their highly skilled employees, will provide the foundation for further growth opportunities for Chevron in Latin America. This transaction will have an immediate positive impact on earnings and cash flow."

This acquisition aligns with Chevron's strategy of growth in its international exploration and production business.
# # #
9/27/99

Contacts: Fred Gorell, Chevron, San Francisco -- (415) 894-4443
          Pablo Quirno, JP Morgan, Argentina  -- 54-11 4348 7301
Unquote


==============================================================================



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 28, 1999
                                                CHEVRON CORPORATION


                                                By //S. J. CROWE
                                                   ------------------------
                                                   S. J. Crowe, Comptroller
                                           (Principal Accounting Officer and
                                                    Duly Authorized Officer)